CKE RESTAURANTS, INC. ANNOUNCES PRELIMINARY, UNAUDITED FOURTH QUARTER AND FULL YEAR FISCAL 2011 RESULTS

CARPINTERIA, California – March 7, 2011 – CKE Restaurants, Inc. announced today its preliminary, unaudited financial results for the fourth quarter and full year fiscal 2011. The fourth quarter and full year fiscal 2011 financial results discussed in this press release are unaudited, should be considered preliminary and are subject to change (see “Preliminary Nature of Results”). The Company does not currently expect to update this information prior to the release of its final fourth quarter and full year fiscal 2011 financial results. The Company expects to hold its regular quarterly conference call after the final results are released. The Company plans to file its Annual Report on Form 10-K for the fiscal year ended January 31, 2011 on or before the due date of May 2, 2011.

The fourth quarter and fiscal year ended January 31, 2011, included 13 weeks and 53 weeks, respectively, as compared to 12 weeks and 52 weeks in the fourth quarter and fiscal year ended January 25, 2010. As previously reported, on July 12, 2010, CKE Holdings, Inc., formerly known as Columbia Lake Acquisition Holdings, Inc., an affiliate of Apollo Management VII, L.P., acquired all of the outstanding shares of the Company (the “Merger”). Management is continuing to update the preliminary acquisition accounting related to the Merger, and as a result the final fourth quarter and full year fiscal 2011 financial results could change materially. Additionally, the preliminary, unaudited financial results are pending the completion of the fourth quarter accounting and financial reporting close processes.

The results of operations for the full year fiscal 2011 and related information have been prepared by adding the preliminary results of operations for the twenty-nine weeks ended January 31, 2011 (the “Successor” period) and the twenty-four weeks ended July 12, 2010, which precedes the Merger (the “Predecessor” period), and are compared to the Predecessor full year fiscal 2010. This presentation does not comply with generally accepted accounting principles; however, the Company believes that it provides a meaningful method of comparison. The discussion of the Company’s fourth fiscal quarter results compares the preliminary results of operations for the Successor thirteen weeks ended January 31, 2011 to the Predecessor twelve weeks ended January 25, 2010.

Same-Store Sales and Average Unit Volumes

Company-operated same-store sales for the fourth quarter and full fiscal year were as follows:

	Q4		Fiscal Year
Brand	FY11	FY10	FY11	FY10
Carl’s Jr.	-0.4%	-8.7%	-4.8%	-6.2%
Hardee’s	5.7%	-2.5%	4.4%	-0.9%
Blended	2.3%	-6.0%	-0.8%	-3.9%

At the end of fiscal year 2011, the fifty-two week average unit volumes for Carl’s Jr. and Hardee’s were $1,375,000 and $1,054,000, respectively.

Fourth Quarter Results

The Company expects to report total revenue of $297 million for the fiscal 2011 fourth quarter, a decrease of $14 million, or 4.6%, compared to the fiscal 2010 fourth quarter. The decrease was attributable to the sale of the Carl’s Jr. distribution business on July 2, 2010, partially offset by the impact of an additional week in the fiscal 2011 fourth quarter. Total revenue, excluding both the Carl’s Jr. distribution center revenue in the prior year quarter and the impact of the additional week, increased by $7 million, or 2.8%. The Company estimates the additional week in the fiscal 2011 fourth quarter added approximately $22 million to revenue.

Blended same-store sales for company-operated restaurants improved by 2.3% in the fiscal 2011 fourth quarter. Hardee’s same-store sales increased 5.7% and Carl’s Jr. same-store sales declined 0.4%.

Adjusted EBITDA for the fiscal 2011 fourth quarter is expected to be between $36 million and $38 million, compared to $32.8 million for the fiscal 2010 fourth quarter. The Company estimates the additional week in the fiscal 2011 fourth quarter added approximately $2 million to Adjusted EBITDA. Loss before income taxes for the fiscal 2011 fourth quarter is expected to be between $9 million and $12 million, compared to income before income taxes of $7.9 million for the fiscal 2010 fourth quarter. The Company estimates the additional week in the fiscal 2011 fourth quarter increased the loss before income taxes by approximately $1 million. The schedule of Adjusted EBITDA along with a discussion and a reconciliation of income (loss) before income taxes to Adjusted EBITDA is included below.

Fiscal 2011 Results

The Company expects to report total revenue of $1,331 million for fiscal 2011, a decrease of $88 million, or 6.2%, compared to fiscal 2010. The decrease was primarily attributable to the sale of the Carl’s Jr. distribution business on July 2, 2010, partially offset by the impact of a fifty-third week in fiscal 2011. Total revenue, excluding both the Carl’s Jr. distribution center revenue and the impact of the fifty-third week, decreased by $5 million, or 0.4%. The Company estimates the fifty-third week in fiscal 2011 added approximately $22 million to revenue.

Blended same-store sales for company-operated restaurants declined 0.8% in fiscal 2011. Hardee’s same-store sales improved by 4.4% and Carl’s Jr. same-store sales declined 4.8%.

Adjusted EBITDA for fiscal 2011 is expected to be between $164 million and $166 million, as compared to $167.0 million for fiscal 2010. The Company estimates the fifty-third week in fiscal 2011 added approximately $2 million to Adjusted EBITDA. Loss before income taxes for fiscal 2011 is expected to be between $40 million and $43 million, compared to income before income taxes of $63.2 million for fiscal 2010. The Company estimates the fifty-third week in fiscal 2011 increased the loss before income taxes by approximately $1 million. The schedule of Adjusted EBITDA along with a discussion and a reconciliation of income (loss) before income taxes to Adjusted EBITDA is included below.

Selected Data

The Company has included the following preliminary, unaudited financial data as of and for the fiscal year ended January 31, 2011:

(Dollars in millions)
January 31, 2011
Total debt:
Senior secured revolving credit facility due 2015	$—
Senior secured second lien notes due 2018, net of original issue discount(1)	589
Other long-term debt	1
Capital lease obligations(2)	36

Total debt	$626

Cash and cash equivalents	$43
Capital expenditures(3)	63

(1)	The aggregate principal amount of the senior secured second lien notes was $600 as of January 31, 2011.

(2)	These amounts remain subject to the finalization of fourth quarter acquisition accounting adjustments related to the Merger and as a result, capital lease obligations could change materially.

(3)	Based on our current capital spending projections for fiscal 2012, we expect capital expenditures to be between $60 and $70.

The Company’s restaurant unit count as of January 31, 2011 consisted of:

	Carl’s Jr.	Hardee’s	Other	Total
Company-operated	423	466	1	890
Franchised	674	1,226	10	1,910
Licensed	152	207	—	359

Total	1,249	1,899	11	3,159

Company Overview

CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, California. As of the end of fiscal 2011, CKE, through its subsidiaries, had a total of 3,159 franchised, licensed or company-operated restaurants in 42 states and in 18 countries. For more information about CKE, please visit www.ckr.com.

Preliminary Nature of Results

The Company has not yet finalized its financial results for the fourth quarter and full year fiscal 2011. The preliminary estimated financial results described herein are unaudited and subject to revision pending the completion of the accounting and financial reporting processes necessary to complete the Company’s financial closing procedures and financial statements for the fourth quarter and full year fiscal 2011. Management is continuing to update the preliminary acquisition accounting related to the Merger, and as a result the final fourth quarter and full year fiscal 2011 financial results could change materially. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively in periods ending after the Merger. The foregoing preliminary estimates of the financial results were prepared by management. Management believes that such preliminary estimates have been prepared on a reasonable basis, and such preliminary estimates are based upon a number of assumptions, estimates and business decisions that are inherently subject to significant business fluctuations, economic conditions and competitive uncertainties and contingencies, many of which are beyond the Company’s control, and represent, to the best of management’s knowledge, the Company’s expected results. However, because this information is preliminary and highly subjective, it should not be relied on as indicative of the Company’s future actual results. The Company does not intend to update or otherwise revise the preliminary estimates to reflect future events.

Estimated Impact of Fifty-third Week

The Company’s fiscal year ends on the last Monday in January in each year, which resulted in an extra week during fiscal 2011. As a result, the fourth quarter and fiscal year ended January 31, 2011, included 13 weeks and 53 weeks, respectively, as compared to 12 weeks and 52 weeks in the fourth quarter and fiscal year ended January 25, 2010.

Management has estimated the impact of the additional week on its operating results by analyzing the last accounting period of fiscal 2011, excluding the impact of certain year-end and quarter-end adjustments, and making various assumptions that were deemed reasonable and appropriate.

Forward-looking Statements

This press release includes statements relating to the Company’s future plans and developments, financial goals and operating performance that are based on management’s current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete construction of new restaurants and complete remodels of existing restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; the willingness of the Company’s vendors and service providers to supply the Company with goods and services pursuant to customary credit arrangements; risks associated with operating in international locations; changes in the price or availability of commodities; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to procure or sell food products; the seasonality of the Company’s operations; the effect of increasing labor costs including healthcare related costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the Company’s ability to adequately protect its intellectual property; the potentially conflicting interests of the Company’s sole stockholder and the Company’s creditors; the Company’s substantial leverage which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the Company’s indenture and credit facility on the Company’s business; and other factors as discussed in the Company’s filings with the SEC.

You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Beth Mansfield, Public Relations
Phone : (805) 745-7741, E-mail, bmansfield@ckr.com

Non-GAAP Measures

Adjusted EBITDA represents income (loss) before income taxes, interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, pro-forma cost savings as a result of becoming privately held, the effects of acquisition accounting adjustments, and certain non-cash and unusual items. The Company calculates Adjusted EBITDAR by adjusting Adjusted EBITDA to exclude the Company’s aggregate cash rent expense, less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Management uses Adjusted EBITDA and Adjusted EBITDAR as important tools to assess operating performance. Management considers Adjusted EBITDA and Adjusted EBITDAR to be useful measures in highlighting trends in the Company’s business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA and Adjusted EBITDAR are effective, when used in conjunction with net (loss) income or income (loss) before income taxes, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA and Adjusted EBITDAR provide useful information to potential investors and analysts because these measures provide insight into management’s evaluation of the Company’s results of operations. The calculations of Adjusted EBITDA and Adjusted EBITDAR may not be consistent with “EBITDA” and “EBITDAR” for the purpose of the covenants in the agreements governing the Company’s indebtedness.

Adjusted EBITDA and Adjusted EBITDAR are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as alternatives to net (loss) income, or income (loss) before income taxes, as indicators of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using Adjusted EBITDA and Adjusted EBITDAR by using them only to supplement the Company’s U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDAR have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

Some of the limitations of Adjusted EBITDA and Adjusted EBITDAR are:

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash requirements for such replacements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect changes in, or cash requirements for, the Company’s working capital requirements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash necessary to make payments of interest or principal on the Company’s indebtedness; and

•	Adjusted EBITDAR does not reflect the cash necessary to make payments of rent under the Company’s lease obligations.

While Adjusted EBITDA and Adjusted EBITDAR are frequently used as measures of operations and the ability to meet indebtedness service requirements, these measures are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(Dollars in millions)

	Successor	Predecessor	Successor /		Predecessor	Successor
			Predecessor
	Thirteen Weeks	Twelve Weeks	Fifty-Three Weeks		Fifty-Two Weeks	Estimated
	Ended	Ended	Ended		Ended	Impact - One Week
	January 31, 2011	January 25, 2010	January 31, 2011		January 25,	Ended January 31,
					2010	2011(8)
(Loss) income before income taxes(1)	$(12)- (9)	$7.9	$(43)-	(40)	$63.2	$(1)
Interest expense	20	4.4	52		19.3	1
Depreciation and amortization	19	16.7	77		71.1	1
Facility action charges, net	1-0	1.7	3-2		4.7	—
Gain on sale of distribution center assets	—	—	(3)		—	—
Transaction-related costs(2)	—	0.8	48		0.8	—
Management fees(3)	1	—	1		—	—
Share-based compensation expense(4)	1	1.9	18		8.2	—
Losses on asset and other disposals	5-4	1.0	7-6		2.3	—
Difference between U.S. GAAP rent and cash rent	1	(0.8)	3		1.0	—
Cost savings(5)	—	0.2	1		1.5	—
Other, net(6)	0-1	(1.0)	0-1		(5.1)	1

Adjusted EBITDA	36-38	32.8	164-166		167.0	2

Net rent(7)	13	11.4	50		46.5	1

Adjusted EBITDAR	$49-51	$44.2	$214-216		$213.5	$3

(1)	Loss before income taxes for the fifty-three weeks ended January 31, 2011 consists of income before income taxes of $0 for the Predecessor twenty-four weeks ended July 12, 2010 and loss before income taxes for the Successor twenty-nine weeks ended January 31, 2011, which is estimated to be between $40 and $43.

(2)	Transaction-related costs include investment banking, legal, and other costs related to the Merger, as well as costs related to the termination of a prior merger agreement.

(3)	Represents the amounts associated with the management services agreement with Apollo Management VII, L.P. for on-going investment banking, consulting, and financial planning services, which are included in general and administrative expense.

(4)	Share-based compensation expense includes $12 resulting from accelerated vesting of stock options and restricted stock awards in connection with the Merger for the fifty three weeks ended January 31, 2011 and is included in general and administrative expense.

(5)	Cost savings reflects pro-forma cost savings amounts expected to be realized as a result of becoming a privately held company.

(6)	Other, net includes the net impact of purchase accounting, executive retention bonus, disposition business expense, and adjusted EBITDA from the Company’s distribution business, which it no longer owns or operates.

(7)	Represents aggregate cash rent expense of the Company less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

(8)	Management has estimated the impact of the additional week on its operating results by analyzing the last accounting period of fiscal 2011, excluding the impact of certain year-end and quarter-end adjustments, and making various assumptions that were deemed reasonable and appropriate.